SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 14, 2003


                        DOBI MEDICAL INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                        0-32523              98-0222710
---------------------------------     ---------------       ------------------
  (State or other jurisdiction          (Commission          (I.R.S. Employer
  of incorporation)                     File Number)        Identification No.)


 1200 MACARTHUR BOULEVARD
 MAHWAH, NEW JERSEY                                             07430
---------------------------------------                      ----------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (201) 760-6464



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
         ---------------------------------------------

         On or about October 14, 2003, Ernst & Young LLP, or E&Y, notified DOBI Medical Systems, Inc. (DOBI Medical), our privately-held predecessor corporation, that E&Y was resigning as its independent accountant. E&Y had been previously engaged as the principal accountant to audit DOBI Medical's financial statements. The former business of DOBI Medical is now our primary business. DOBI Medical retained Marcum & Kliegman as its new independent accountant on November 26, 2003. Marcum & Kliegman is located at 655 Third Avenue, 16th Floor, New York, New York 10017.

         E&Y's report on DOBI Medical's financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope or accounting principles, except that their reports for each of the years ended December 31, 2002 and 2001 included an explanatory paragraph stating that DOBI Medical's operating results raised substantial doubt about its ability to continue as a going concern.

         During DOBI Medical's years ended December 31, 2002 and 2001, and the subsequent interim periods prior to October 14, 2003, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

         We have provided E&Y with a copy of this Report and have requested E&Y to furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. E&Y's response letter, dated May 18, 2004, is filed as Exhibit 16.1 to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits.

               16.1   Letter regarding change in certifying accountant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         DOBI MEDICAL INTERNATIONAL, INC.


Date:  May 18, 2004                      By:/s/Phillip C. Thomas
                                            -----------------------------
                                               Phillip C. Thomas
                                               Chief Executive Officer